UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2014

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Houston 100 Purchase and Sale Agreement

On September 26, 2014, Reven Housing Texas, LLC, a Delaware limited liability company and a wholly owned subsidiary of Reven Housing REIT, Inc. (the “Company”), entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Agreement”) with Red Door Housing, LLC, a Texas limited liability company (the “Seller”), to purchase a portfolio of up to 100 single-family homes located in the Houston, Texas, metropolitan area from the Seller. The Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2014.

On January 26, 2015, the Buyer and Seller entered into a First Amendment to the Agreement (the “Amendment”), pursuant to which the parties amended the Agreement to extend the closing date to no later than June 30, 2015 and to modify the pre-and post-closing deliveries and covenants of the Seller.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	First Amendment to Single Family Homes Real	Filed herewith
Real Estate Purchase and Sale Agreement
(Houston 100) dated January 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: January 29, 2015	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer